Exhibit 99.1

IIOT-OXYS, Inc. Enters into NDA with a Strategic New England-Based Medical Component Manufacturer

CAMBRIDGE, MA / ACCESSWIRE / October 22, 2021 / IIOT-OXYS, Inc. (OTC PINK:ITOX) announced the execution of a Non-Disclosure Agreement (NDA) with a strategic New England-based medical component manufacturer.

Cliff Emmons, CEO of IIOT-OXYS, Inc., stated, "This customer manufactures world-class prototype and production metal components for Medical Device OEMs. They are known for their innovation and collaboration with their customers. Their expertise in precision metal stamped components includes design and fabrication of tooling and process development. The signing of an NDA is the first step in our collaboration with the customer. We are very pleased to be working with this strategic and innovative company that can leverage our technology to ensure the products and services they provide to their customers meet their manufacturing quality and productivity goals. We look forward to partnering with their technology-savvy leadership to see where our edge computing and machine learning algorithms will add the most value to their manufacturing equipment and processes and their medical device customers' components.”

"This new potential customer continues to expand a strategic move for IIOT-OXYS, Inc.", explained Mr. Emmons. "We are expanding into ‘discrete manufacturing' processes applicable to medical devices, building on our successes with ‘continuous manufacturing' processes characteristic to biotech and pharmaceutical manufacturing. Precision metal stamping is a key manufacturing process for medical and surgical device components. This is the third (metal stamping, metal machining, and hot-melt plastic extrusion) of several strategic partners we are vetting in key manufacturing processes for medical devices, including plastic injection molding, and automated assembly."

"This is the fifth such agreement this year, which continues an expansion of our current biotech, pharmaceutical, and medical device intelligent manufacturing segments. Our strong partnerships, successful pilots and use cases, and extensive network and prospects, position us to win in the WW IIoT market, estimated at $76.7 billion in 2021, growing to $106.1 billion in 2026 (6.7% CAGR)1. We expect these agreements and new prospects will lead to new business in due time," continued Mr. Emmons.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

About Us

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

CONTACT:

Clifford L. Emmons
CEO
IIOT-OXYS, Inc.
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.

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1 Industrial IoT Market Report, July 2021, MarketandMarkets Research Private Ltd.     Industrial IoT Market Size, Share and Trends Forecast to 2026 | MarketsandMarkets™